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                                                                    EXHIBIT 21.1


SUBSIDIARY LISTING

Abu Dhabi (Branch)
AGI de Venezuela, C.A. (Venezuela)
AGI Mexicana S.A. de C.V. (Mexico)
Beukenwoude, B.V. (Netherlands)
Checkmark Management Support B.V. (Netherlands)
China Corelab Limited
CL International Trading N.V. (Netherlands Antilles)
Coherence Technology (Canada) Corporation (Canada)
Coherence Technology (UK) Ltd (UK)
Coherence Technology Company, Inc. (U.S.)
Colombia (Branch)
Core Export Sales, Inc. (Barbados)
Core Lab de Mexico S.A. de C.V. (Mexico)
Core Lab Mexico Holding BV (Mexico)
Core Lab Operations S.A. de C.V. (Mexico)
Core Lab Services S.A. de C.V. (Mexico)
Core Laboratories (Argentina) S.A. Argentina
Core Laboratories (H.K.) Limited (Hong Kong)
Core Laboratories (U.K.) Limited (United Kingdom)
Core Laboratories Australia PTY LTD (Australia)
Core Laboratories Canada Limited (Canada)
Core Laboratories Global N.V. (Netherlands Antilles)
Core Laboratories Internantional B.V. (Netherlands)
Core Laboratories International Licensing N.V. (Netherlands Antilles) Core Laboratories N.V.
Core Laboratories Netherlands B.V. (Netherlands)
Core Laboratories Panama S.A. (Panama)
Core Laboratories PTE LTD (Singapore)
Core Laboratories Resources N.V. (Netherlands Antilles)
Core Laboratories Sales N.V. (Netherlands Antilles)
Core Laboratories SDN BHD (Malaysia)
Core Laboratories Venezuela S.A. (Venezuela)
Core Laboratories, Inc. (USA)
Corelad Nigeria Limited (Nigeria)
CTC Pulsonic Nigeria Limited (Nigeria)
CTC Pulsonic, Inc. (Canada)
E.W. Saybolt & Co. (Cayman) Ltd (Cayman Islands)
E.W. Saybolt & Co. N.V. (St. Eustatius)
E.W. Saybolt & Co. S.A. (Panama)
Excel-Pak, Inc. (U.S.)
GAPS Geological Consultants Limited (United Kingdom)
Integra Geoservices, Inc. (Cananda)
Jaex S.A. de C.V. (Mexico)
Kiintesito Oy Hillo (Finland)
Mexico Branch
Monten Constructionnes S.A. de C.V. (Mexico)
Organic Technology, Inc. (U.S.)
Owen Aruba N.V. (Aruba)
Owen Canada Ltd. (Canada0
Owen Compliance Services, Inc. (U.S.)
Owen de Mexico S.A. de C.V. (Mexico)
Owen de Venezuela (Venezuela)
Owen International, Inc. (U.S.)


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Owen Oil Tools (U.K.) Ltd. (United Kingdom)
Owen Oil Tools Exports, Ltd (U.S. Virgin Islands)
Owen Oil Tools, Inc. (U.S.)
P.T. Citra Wosaji (Indonesia)
P.T. Saybolt Indonesia (Indonesia)
Pakistan (Branch)
Petrak (Maghreb) S.A. (Morocco)
Petrak Azerbaijan Ltd. (Azerbaijan)
Petrak Baltija Ltd. (Latvia)
Petrak Batumi Ltd. (Georgia)
Petrak CIS Ltd. (Russia)
Petrak Kazakhsan Ltd. (Kazakhstan)
Petrak Services Ltd. (United Kingdom)
Petrak Turkmenistan Ltd. (Turkmenistan)
Petroleum Analysts ZAO (Russia)
PL II Inc. (U.S.)
Pro Technics de Mexico, S.A. de C.V. (Mexico)
Pro Technics International, Inc. (U.S.)
Probe Technology, Inc. (U.S.)
PT Corelad Indonesia (Indonesia)
Puerto Rico (Branch)
Pulsonic Geophysical Limited (Canada)
Real Time Diagnostics, Inc. (U.S.)
Reservoirs Environmental Services, Inc.
Reservoirs, Inc.
Saybolt (M) SDN BHD (Malaysia)
Saybolt (Portugal) Inspeccao de Productos Petroliferos, Lda. (Portugal) Saybolt (Singapore) PTE Ltd (Singapore)
Saybolt (Tianjin) Meterology & Instrumentation Company (China)
Saybolt Abu Dhabi (Branch)
Saybolt Aden (Branch)
Saybolt Afrique S.A.R.L. (Tunisie)
Saybolt Analyt Holding B.V. (Netherlands)
Saybolt Analyt LTD (Russia)
Saybolt Armenia (Armenia)
Saybolt Aruba N.V. (Aruba)
Saybolt Azerbaidjan B.V. (Nethrelands)
Saybolt Azerbaidjan Ltd. (Azerbaijan)
Saybolt Bahamas Ltd. (Bahamas)
Saybolt Bahrain (Branch
Saybolt Baltija (Lithuania)
Saybolt Bashkortostan (Bashkortostan)
Saybolt Belguim (Belgium)
Saybolt Bonaire N.V. (Netherlands Antilles)
Saybolt Canada Limited (Canada)
Saybolt Caribbean N.V. (Aruba)
Saybolt Colombia Ltda. (Colombia)
Saybolt Curacao N.V. (Netherlands Antilles)
Saybolt Danmark A/S (Denmark)
Saybolt de Costa Rica, S.A. (Costa Rica)
Saybolt de Mexico S.A. de C.V. (Mexico)
Saybolt Eastern Hemisphere B.V. (Netherlands)
Saybolt Egypt (Branch)
Saybolt Espana S.A. (Spain)
Saybolt Estonia Ltd. (Estonia)


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Saybolt Evrasia ZAO (Russia)
Saybolt Finland Oy (Finland)
Saybolt France S.A. (France)
Saybolt Geneva S.R.L. (Italy)
Saybolt Georgia (Branch)
Saybolt Greece Ltd. ( Greece)
Saybolt Inc. (U.S.)
Saybolt International B.V. (Netherlands)
Saybolt Iran B.V. (Netherlands)
Saybolt Italia S.R.L. (Italy)
Saybolt Kazakhstan B.V. (Netherlands)
Saybolt Kuwait (Branch)
Saybolt Latin America Holding B.V. (Netherlands)
Saybolt Latvia (Latvia)
Saybolt Malta Ltd. (Malta)
Saybolt Maroc (Morocco)
Saybolt Mauritania (Mauritania)
Saybolt Meterorology & Instrumentation B.V. (Netherlands)
Saybolt Netherland B.V. (Netherlands)
Saybolt North America Holding B.V. (Netherlands0
Saybolt North America Inc. (U.S.)
Saybolt Qatar (Branch)
Saybolt Sardegna S.R.L. (Italy)
Saybolt Saudi Arabia Co., Ltd. (Saudi Arabia)
Saybolt South Africa PTY LTD (South Africa)
Saybolt Sweden AB (Sweden)
Saybolt Test OOO (Barshkortostan)
Saybolt Thailand Ltd. (Thailand)
Saybolt Trinidad & Tobago Ltd. (Trinidad)
Saybolt Tunisie (Tunisie)
Saybolt United Kingdom Ltd. (United Kingdom)
Saybolt Van Duyn GmbH (Germany)
Saybolt Van Duyn Holding B.V. (Netherlands)
Saybolt West Indies N.V. (Aruba)
Saybolt-Ukraine (Ukraine)
Scott Pickford Group Limited (United Kingdom)
Scott Pickford Limited (United Kingdom)
Shanghai SIC - Saybolt Commodities Surveying Co., Ltd. (China)
Stim Lab, Inc. (U.S.)
Stim-Lab (U.K.) Limited (United Kingdom)
Stim-Lab Core Systems Limited (United Kingdom)
Taiwan (Branch)
Thailand (Branch)
The Andrews Group International, Inc. (U.S.)
The Petrak Group S.A. (Switzerland)
U.S. Virgin Islands (Branch)
VE, Inc. (U.S.)
Xiamen (Branch)
ZAO Saybolt - NIICPV (Russia)
Zhuhai (Branch)